UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 11, 2015 (December 7, 2015)

NEW SOURCE ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
914 North Broadway, Suite 230
Oklahoma City, Oklahoma 73102
(405) 272-3028
(Address of Principal Executive Offices, Including Zip Code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.
On December 7, 2015, New Source Energy Partners L.P. (the “Partnership”) notified BDO USA LLP (“BDO”) that BDO was dismissed as the Partnership’s independent registered public accounting firm, effective on December 7, 2015. The decision to change accounting firms was approved by the Audit Committee of the Board of Directors of the Partnership’s general partner (the “Audit Committee”).
During the Partnership’s two most recent fiscal years ended December 31, 2014 and 2013 and during the period from January 1, 2015 through December 7, 2015, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Partnership and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to BDO’s satisfaction, would have caused BDO to make reference to the subject matter of disagreement in their reports on the Partnership’s consolidated financial statements and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as set forth in this paragraph. As disclosed in the Partnership’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2014 and 2013 and Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2015, BDO identified and reported to the Partnership material weaknesses in the Partnership’s internal control over financial reporting related to the Partnership’s inability to prepare accurate financial statements, resulting from a lack of reconciliations, a lack of detailed review, an inaccurate revenue cutoff on an acquired business and insufficient resources, and the lack of a sufficient number of qualified personnel to timely and appropriately account for and disclose the impact of complex, non-routine transactions in accordance with GAAP. These non-routine transactions impacted the recording of equity-based compensation, cash flow presentations, revenue, business combination adjustments and disclosures, contingent consideration and disclosures and calculation of earnings (loss) per unit. The material weaknesses resulted in the recording of adjustments identified by BDO to our financial statements for the periods ended December 31, 2013, June 30, 2014, September 30, 2014 and December 31, 2014. Additionally, BDO identified and reported to the Partnership a material weakness in our internal controls over financial reporting in preparing the Quarterly Report on Form 10-Q for the period ended September 30, 2015. The material weakness relates to our lack of controls needed to ensure that all material agreements, including those entered into with or on behalf of related parties, that have accounting and disclosure implications on our consolidated financial statements have been accounted for on a timely basis, or correctly at all. BDO’s reports on the Partnership’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and 2013 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
In accordance with Item 304(a)(3) of Regulation S-K, the Partnership provided BDO with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”). The Partnership requested that BDO furnish it with a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of BDO’s letter in response to that request, dated December 11, 2015, is filed as Exhibit 16.1 hereto.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1    Letter of BDO USA LLP dated December 11, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC, its general partner

Dated: December 11, 2015	By:	/s/ Kristian B. Kos
	Name:	Kristian B. Kos
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16.1	Letter of BDO USA LLP dated December 11, 2015